                            FORM OF MONTHLY STATEMENT
                            CAPITAL ONE MASTER TRUST
                                  SERIES 1994-3

       Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank (as successor to Signet Bank/Virginia), and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of May 17, 1999, and with respect to the performance of the Trust during the month April, 1999 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

A)  Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

    1)  The total amount of the distribution to Class A Certificateholders on May                                    4.5566666573
        17, 1999 per $1,000 Original Principal Amount                                                       ---------------------

    2)  The amount of the distribution set forth in paragraph 1 above in respect                                     4.5566666573
        of interest on the Class A Certificates, per $1,000 Original Principal Amount                       ---------------------

    3)  The amount of the distribution set forth in paragraph 1 above in respect                                     0.0000000000
        of principal of the Class A Certificates, per $1,000 Original Principal Amount                      ---------------------

B)  Class A Investor Charge Off's and Reimbursement of Charge Off's

    1)  The amount of Class A Investor Charge Off's                                                                          0.00
                                                                                                            ---------------------

    2)  The amount of Class A Investor Charge Off's set forth in paragraph 1                                         0.0000000000
        above, per $1,000 Original Principal Amount                                                         ---------------------

    3)  The total amount reimbursed to the Trust in respect of Class A Investor Charge Off's                                 0.00
                                                                                                            ---------------------

    4)  The amount set forth in paragraph 3 above, per $1,000 Original Principal
        Amount (which will have the effect of increasing, pro rata, the amount of                                    0.0000000000
        each Series 1994-3 Investor Certificateholder's Investment)                                         ---------------------

    5)  The amount, if any, by which the outstanding principal balance of the
        Class A Certificates exceeds the Class A Invested Amount after                                                       0.00
        giving effect to all transactions on such Distribution Date                                         ---------------------

C)  Information Regarding Distributions to the Class B Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

    1)  The total amount of the distribution to Class B Certificateholders on May                                    6.1250001228
        17, 1999 per $1,000 Original Principal Amount.                                                      ---------------------

    2)  The amount of the distribution set forth in paragraph 1 above in respect                                     6.1250001228
        of interest on the Class B Certificates, per $1,000 Original Principal Amount.                      ---------------------

    3)  The amount of the distribution set forth in paragraph 1 above in respect                                     0.0000000000
        of principal of the Class B Certificates, per $1,000 Original Principal Amount.                     ---------------------

D)  Class B Investor Charge Off's and Reimbursement of Charge Off's

    1)  The amount of Class B Investor Charge Off's                                                                          0.00
                                                                                                            ---------------------

    2)  The amount of Class B Investor Charge Off's set forth in paragraph 1                                         0.0000000000
        above, per $1,000 Original Principal Amount                                                         ---------------------

    3)  The total amount reimbursed to the Trust in respect of Class B Investor Charge Off's                                 0.00
                                                                                                            ---------------------
    4)  The amount set forth in paragraph 3 above, per $1,000 Original Principal
        Amount (which will have the effect of increasing, pro rata, the amount of                                    0.0000000000
        each Series 1994-3 Investor Certificateholder's Investment)                                         ---------------------

    5)  The amount, if any, by which the outstanding principal balance of the
        Class B Certificates exceeds the Class B Invested Amount after giving effect                                         0.00
        to all transactions on such Distribution Date                                                       ---------------------

E)  The Available Collateral Amount as of the close of business on the preceding                                       54,303,682
Distribution Date (after giving effect to any withdrawal from the Collateral Account) was equal to          ---------------------

F)  The Required Collateral Amount as of the close of business on such
Distribution Date, after giving effect to any withdrawal from the Collateral
Account and payments to the Collateral Indebtedness Holder on such                                                     54,303,682
Distribution Date, will be equal to                                                                         ---------------------



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